UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2020
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 21, 2020, Bionano Genomics, Inc., a Delaware corporation (the “Company”), Alta Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Lineagen, Inc., a Delaware corporation (“Lineagen”), and Michael S. Paul, Ph.D., solely in his capacity as exclusive agent and attorney-in-fact of the securityholders of Lineagen, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into Lineagen (the “Merger”) whereupon the separate corporate existence of Merger Sub ceased, with Lineagen continuing as the surviving corporation of the Merger as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the shares of capital stock of Lineagen and all options of Lineagen that were issued and outstanding immediately prior to the Effective Time were automatically cancelled and extinguished without any payment with respect thereto.  Certain holders of convertible notes and other indebtedness of Lineagen (the “Lenders”) at the closing of the Merger (the “Closing”) received common stock of the Company.  The total number of shares of the Company’s common stock issued or reserved for issuance as consideration for the Merger is 6,167,510 shares, subject to adjustment for cash, accounts receivable, unpaid indebtedness, unpaid transaction expenses and certain other liabilities of Lineagen (the “Merger Shares”). 925,126 of the Merger Shares (the “Escrowed Shares”) will be held in an escrow fund for purposes of satisfying any post-closing purchase price adjustments and indemnification claims under the Merger Agreement.

Also as consideration for the Merger, the Company paid approximately $1.7 million in cash to certain creditors and assumed certain liabilities of Lineagen totaling approximately $2.9 million. In addition, on August 21, 2020, concurrent with the Closing, the Company paid approximately $1.1 million to satisfy all outstanding principal and accrued interest amounts due pursuant to that certain Promissory Note, dated April 22, 2020, by and between Lineagen and Silicon Valley Bank (the “Lineagen PPP Loan”), issued pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (the “SBA”). The amount outstanding under the Lineagen PPP Loan previously accrued interest of 1.00% per annum and was subject to the standard terms and conditions applicable to loans administered by the SBA under the CARES Act.  The Lineagen PPP Loan was prepaid by the Company prior to maturity without penalty.

The Merger Agreement contains customary representations and warranties of each of the parties as well as customary covenants and additional agreements.  The Merger Agreement includes indemnification provisions whereby the Lenders will indemnify the Company for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of Lineagen, pre-closing taxes of Lineagen and matters relating to claims by holders of former holders of Lineagen capital stock, subject to certain caps, deductibles, and other limitations.  To support such indemnification obligations, the Company and the other indemnified parties will be able to make claims against the Escrowed Shares for a period of one year following the consummation of the Merger.

The Merger Shares and the Escrow Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

In connection with the Merger, the Company and Lineagen entered into a Third Amendment (the “Third Amendment”) to that certain Loan and Security Agreement, dated March 14, 2019 (the “Loan Agreement”), by and among the Company, Innovatus Life Sciences Lending Fund I, LP, as collateral agent, and the lenders listed on Schedule 1.1 to the Loan Agreement, including East West Bank.  Among other things, the Third Amendment adds Lineagen as a “Borrower” under the Loan Agreement and updates certain financial covenants in light of Lineagen becoming a wholly-owned subsidiary of the Company.

The foregoing descriptions of the Merger Agreement and the Third Amendment are qualified in their entirety by reference to the Merger Agreement and the Third Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02.	Results of Operations and Financial Condition.

The information contained in Exhibit 99.2 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events

Adoption of Inducement Plan

The Board of Directors (the “Board”) of the Company adopted the Bionano Genomics, Inc. 2020 Inducement Plan (the “Inducement Plan”), effective as of August 20, 2020.  The Company reserved 2,100,000 shares of the Company’s common stock for issuance under the Inducement Plan. The only persons eligible to receive grants of Awards (as defined below) under the Inducement Plan are individuals who satisfy the standards for inducement grants in accordance with the Nasdaq Stock Market LLC listing rules, including individuals who were not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with the Company. An “Award” is any right to receive the Company’s common stock pursuant to the Inducement Plan, consisting of nonstatutory stock options, restricted stock awards, restricted stock unit awards or other stock-based awards. The Board also adopted a form of stock option grant notice and stock option agreement (the “Related Agreements”) for use with the Inducement Plan.

The foregoing description of the Inducement Plan and Related Agreements is not complete and is qualified in its entirety by reference to the text of the Inducement Plan and Related Agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Press Release and Investor Presentation

On August 24, 2020, the Company issued a press release (the “Press Release”) announcing the execution of the Merger Agreement and scheduling a live webcast presentation (the “Investor Presentation”) and conference call regarding the Merger. A copy of the Press Release and Investor Presentation are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
The Company may, if required, file Lineagen’s financial statements for the periods required under Rule 8-04(b) of Regulation S-X by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.
The Company may, if required, file the pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit	Description

10.1	Bionano Genomics, Inc. 2020 Inducement Plan.
10.2	Form of Stock Option Grant Notice and Stock Option Agreement under the Bionano Genomics, Inc. 2020 Inducement Plan.
99.1	Press Release dated August 24, 2020.
99.2	Investor Presentation dated August 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2020	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D
President and Chief Executive Officer (Principal Executive and Financial Officer)